Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 13, 2025

Between

EVERGY KANSAS CENTRAL, INC.,

As Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

As Trustee

(as Successor to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company))

Notes, 4.70% Series due 2028

Exhibit A – Form of Notes

i

THIS FIRST SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of March 13, 2025, between Evergy Kansas Central, Inc., formerly Western Resources, Inc. and Westar Energy, Inc., a corporation organized and existing under the laws of the State of Kansas (and successor by the Merger (hereinafter defined) to Westar Energy, Inc., formerly The Kansas Power and Light Company, sometimes hereinafter called the “Company-Predecessor”) (hereinafter called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (as successor to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company)), as Trustee (“Trustee”).

WITNESSETH:

WHEREAS, the Company-Predecessor has heretofore executed and delivered to the Trustee an Indenture, dated as of August 1, 1998 (the “Original Indenture”) and as hereby supplemented, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2017, by and among the Company-Predecessor, Great Plains Energy Incorporated, a corporation organized and existing under the laws of the State of Missouri, Monarch Energy Holding, Inc., a corporation organized and existing under the laws of the State of Missouri (“Monarch Energy”), and King Energy, Inc., a corporation organized and existing under the laws of the State of Kansas and a wholly owned subsidiary of Monarch Energy (“Merger Sub”), on June 4, 2018 Merger Sub merged with and into the Company-Predecessor, with the Company surviving the merger (the “Merger”);

WHEREAS, pursuant to the terms of the Indenture, the Company desires by this Supplemental Indenture to supplement the Original Indenture and to evidence the succession of the Company as the successor corporation resulting from the Merger, and the assumption by the Company of the due and punctual performance and observance of all the covenants and conditions to be kept or performed by the Company-Predecessor under the Indenture and to enable the Company to have and exercise powers and rights of the Company-Predecessor under the Indenture in accordance with the terms thereof;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of one series of Notes to be designated as the “Notes, 4.70% Series due 2028” (the “Notes”), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture and to enact certain amendments to the Original Indenture applicable to all Securities issued on or after the date hereof;

WHEREAS, Section 10.01(4) of the Original Indenture provides that the Company and the Trustee may amend the Indenture to create a series of Securities and establish its terms; and

WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the Company and the Trustee for the equal and ratable benefit of the Holders of the Notes and for the benefit of the Trustee as follows:

ARTICLE ONE

Relation to Indenture; Additional Definitions

Section 1.01. Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Original Indenture.

Section 1.02. Additional Definitions. Unless the context otherwise requires, a term defined in the Original Indenture has the same meaning when used in this Supplemental Indenture; provided, however, that, where a term is defined both in this Supplemental Indenture and in the Original Indenture, the meaning given to such term in this Supplemental Indenture shall control for purposes of this Supplemental Indenture and (in respect of the Notes but not any other series of Securities) the Original Indenture.

“Business Day” means, unless otherwise expressly stated, any day other than (i) a Saturday or Sunday or (ii) a day on which banks and trust companies in The City of New York are authorized or obligated by law, regulation or executive order to remain closed.

“Corporate Trust Office” means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 311 S. Wacker Drive, Suite 6200B, Mailbox #44, Chicago, Illinois 60606, Attention: Corporate Trust Administration; telecopy: (312) 827-8542.

“Interest Payment Dates” has the meaning set forth in Section 3.04.

“Maturity Date” has the meaning set forth in Section 3.03.

“Merger” has the meaning set forth in the second paragraph of the Recitals hereof.

“Notes” has the meaning set forth in the fourth paragraph of the Recitals hereof.

“Original Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.

“Original Issue Date” has the meaning set forth in Section 3.04.

“Registrar” means The Bank of New York Mellon Trust Company, N.A., hereby appointed as an agency of the Company in accordance with Section 2.03 of the Original Indenture.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Maturity Date (the “Remaining Life”); or

(2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Maturity Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Maturity Date, as applicable. If there is no United States Treasury security maturing on the Maturity Date but there are two or more United States Treasury securities with a maturity date equally distant from the Maturity Date, one with a maturity date preceding the Maturity Date and one with a maturity date following the Maturity Date, the Company shall select the United States Treasury security with a maturity date preceding the Maturity Date. If there are two or more United States Treasury securities maturing on the Maturity Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

All references herein to Articles, Sections or Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections or Exhibits of this Supplemental Indenture. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture.

ARTICLE TWO

Assumption of Covenants and Conditions

Section 2.01. Assumption of Covenants and Conditions. The Company hereby expressly assumes the due and punctual performance and observance of all the covenants and conditions of the Indenture to be kept or performed by the Company-Predecessor, and the Company hereby assumes and agrees to pay, duly and punctually, the principal of and interest on the Securities issued under the Indenture, and agrees to perform and fulfill all the covenants and conditions of the Indenture to be kept or performed by the Company-Predecessor.

ARTICLE THREE

The Notes of the 4.70% Series due 2028

Section 3.01. Title of the Notes. The Notes shall be designated as the “Notes, 4.70% Series due 2028.”

Section 3.02. Limitation on Aggregate Principal Amount. The Trustee shall authenticate and deliver Notes for original issue on the Original Issue Date in the aggregate principal amount of $300,000,000, upon a request or application by Company for the authentication and delivery thereof and satisfaction of Sections 2.01 and 2.02 of the Original Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of Notes that may initially be outstanding shall not exceed $300,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount without the consent of the Holders of any then outstanding Notes by a Securities Resolution authorizing such increase. Any additional notes issued pursuant to such increase must have the same ranking, interest rate, maturity and other terms (except for the price to the public, the Original Issue Date and the first Interest Payment Date, as applicable) as the Notes. Any such additional notes, together with the Notes, will constitute a single series of Notes under the Indenture; provided that if any such additional notes are not fungible for U.S. federal income tax purposes with the Notes, such additional notes will be issued under a separate CUSIP number.

Section 3.03. Stated Maturity. The Stated Maturity of the Notes shall be March 13, 2028 (the “Maturity Date”).

Section 3.04. Interest and Interest Rate.

(a) The Notes shall bear interest at the rate of 4.70% per annum, from and including March 13, 2025 (the “Original Issue Date”), or from the most recent Interest Payment Date to which interest has been paid, to, but excluding, the Maturity Date. Such interest shall be payable semi-annually in arrears, on the March 13 and September 13 in each year (each, an “Interest Payment Date” and together, the “Interest Payment Dates”), commencing September 13, 2025. Interest accrued on the Notes from the last Interest Payment Date before the Maturity Date shall be payable on the Maturity Date.

(b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons in whose names the Notes (or one or more predecessor securities) are registered on the record date for such Interest Payment Date, which will be (i) the close of business on the Business Day immediately preceding such Interest Payment Date so long as all of the Notes remain in book-entry only form or (ii) the fifteenth calendar day, whether or not such day is a Business Day, immediately preceding such Interest Payment Date if any of the Notes do not remain in book-entry only form (the “Regular Record Date”).

Section 3.05. Place of Payment. Principal and interest payments on the Notes will be made by the Company to The Depository Trust Company (“DTC”) while it is the Depositary for the Notes, or if DTC shall cease to be the Depositary for the Notes, to the Trustee at its offices, as paying agent.

Section 3.06. Place of Registration or Exchange; Notices and Demands With Respect to the Notes. The place where the Holders of the Notes may present the Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the Notes shall be the Corporate Trust Office of the Trustee.

Section 3.07. Global Notes.

(a) The Notes shall be issuable in whole or in part in the form of one or more permanent Global Notes in definitive, fully registered, book-entry form, without interest coupons. The Global Note shall be deposited on the Original Issue Date with, or on behalf of, the Depositary.

(b) DTC shall initially serve as Depositary with respect to the Global Note. Such Global Note shall bear the legend set forth in the form of Note attached as Exhibit A.

Section 3.08. Form of Notes. The Global Note for the Notes shall be substantially in the form attached as Exhibit A.

Section 3.09. Registrar. The Trustee shall initially serve as the Registrar for the Notes.

Section 3.10. Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

Section 3.11. Optional Redemption. The Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption; and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no duty to determine, or verify the calculation of, the redemption price.

The election of the Company to redeem any of the Notes shall be evidenced by a notice of redemption to the Trustee at least 35 days (or such shorter period acceptable to the Trustee in its sole discretion) prior to the redemption date specified in such notice.

Notice of redemption to each Holder of the Notes to be redeemed as a whole or in part shall be given by the Trustee, in the manner provided in Section 3.03 of the Original Indenture, no less than 10 or more than 60 days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. In any case, failure duly to give such notice, or any defect in such notice, to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. If less than all of the outstanding Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with the policies and procedures of DTC (or any successor thereto), provided that in the event the Notes are no longer held in the form of Global Notes, the Notes to be redeemed shall be selected by the Trustee by lot.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on an Interest Payment Date falling on our prior to a redemption date shall be payable on such Interest Payment Date to the Holders as of the close of business on the relevant Regular Record Date.

ARTICLE FOUR

Amendments to Original Indenture

Section 4.01. Article 1, Section 1.02 of the Original Indenture is hereby amended by replacing in its entirety the definition of “Securities Resolution” with the following:

““Securities Resolution” means (a) a resolution adopted by the Board or by a committee of Officers or an Officer pursuant to Board delegation authorizing a series or (b) a supplemental indenture to or other amendment of the Indenture pursuant to Section 10.01(4) that creates a series and establishes its terms.”

Section 4.02. Article 2 Section 2.02 of the Original Indenture is hereby amended by deleting the first paragraph in its entirety and replacing it with the following:

“Two officers shall sign the Securities by manual, facsimile or electronic signature. The Company’s seal shall be reproduced on the Securities. An Officer shall sign any coupons by facsimile or electronic signature.”

Section 4.03. Article 2 Section 2.02 of the Original Indenture is hereby amended by deleting the third paragraph in its entirety and replacing it with the following:

“A Security and its coupons shall not be valid until the Security is authenticated by the manual, facsimile or electronic signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.”

Section 4.04. Article 2, Section 2.02 of the Original Indenture is hereby amended by adding the following at the end thereof:

“In authenticating such Securities, and accepting the additional responsibilities under this Indenture, in relation to such Securities, the Trustee shall receive, and, subject to Article 7, shall be fully protected in relying upon:

(a)

a copy of the resolution or resolutions of the Board in or pursuant to which the terms and form of the Securities were established, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect as of the date of such certificate, and if the terms and form of such Securities are established by an Officers’ Certificate pursuant to general authorization of the Board, such Officers’ Certificate; and

(b)	an Opinion of Counsel which shall state:

(1)

that the form of such Securities has been established by a supplemental indenture or by or pursuant to a resolution of the Board in accordance with Section 201 and this Section, and in conformity with the provisions of this Indenture;

(2)	that the terms of such Securities have been established in accordance with Section 2.01 and in conformity with the other provisions of this Indenture; and

(3)

that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Securityholders.”

Section 4.05. Article 3, Section 3.01 of the Original Indenture is hereby amended by replacing the words “at least 35 days” in the second sentence of the second paragraph with the words “not less than 15 days before”.

Section 4.06. Article 3, Section 3.03 of the Original Indenture is hereby amended by replacing the words, “At least 30 days before” at the beginning of the first paragraph with the words, “No less than 10 or more than 60 days prior”.

Section 4.07. Article 7, Section 7.01 of the Original Indenture is hereby amended by adding the following at the end thereof:

“(11) The Trustee may consult with counsel, and the written advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(12) The delivery of any reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants herein.

(13) The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including any act or provision of any present or future law or regulation or Governmental Authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, any epidemics, pandemics or other similar outbreaks of infectious disease, or the unavailability of the Federal Reserve Bank wire or other wire or communication facility).

(14) The Trustee shall not be liable for any special, indirect, punitive or consequential damages (including lost profits) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.”

Section 4.03. Article 7 of the Original Indenture is hereby amended by adding the following at the end thereof:

“Section 7.10. Certain Duties and Responsibilities.

(1)	Except during the continuance of an Event of Default:

(a)

the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(2)

In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(3)	No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(a)	this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(b)	the Trustee shall not be responsible for any error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c)

the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of any series, in accordance with Section 6.05, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(d)

no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.”

Section 4.04. Article 11 of the Original Indenture is hereby amended by adding the following at the end thereof:

“Section 11.10. Provision of Information/FATCA.

The Company agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to the Indenture are subject to withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability.”

Section 11.11. Electronic Means.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”), pursuant to this Indenture and related documents sent by Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) or directions and containing specimen signatures of such Authorized Officers, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees (i) to assume all risks arising out of its use of Electronic Means to submit Instructions to the Trustee including the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Section 11.12. Company Not Subject to Sanctions.

(a) The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government (including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority (collectively “Sanctions”).

(b) The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will use any payments made pursuant to this Indenture (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

Section 11.13. Submission to Jurisdiction; Waiver of Immunity.

For the benefit of the Securityholders, the Company hereby (a) irrevocably submits to the non-exclusive jurisdiction of any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York solely for purposes of any legal action or proceeding arising out of or relating to the Securities or this Agreement and (b) irrevocably waives, to the fullest extent permitted by law, any objection that it may have now or hereafter have to the laying of venue of any legal action or proceeding in any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York, and any claim that any such action or proceedings brought in any such court has been brought in an inconvenient forum. The Company agrees that a final judgment in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 11.14. Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE OF THE SECURITIES, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.”

ARTICLE FIVE

Miscellaneous Provisions

Section 5.01. The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 5.02. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 5.03. THIS SUPPLEMENTAL INDENTURE AND EACH SERIES OF THE SECURITIES SHALL BE GOVERNED BY AND DEEMED TO BE A CONTRACT MADE UNDER, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 5.04. If any provision in this Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

Section 5.05. In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.06. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the proper authorization or due execution hereof or of the Notes by the Company or as to the validity or sufficiency of this Supplemental Indenture or the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds of the Notes. All of the rights, protections, benefits, immunities and indemnities afforded or given to the Trustee pursuant to the Original Indenture shall apply to and be enforceable by the Trustee acting in each of its capacities relating to the Notes and pursuant to this Supplemental Indenture mutatis mutandi as if set forth and incorporated herein. The Trustee is acting hereunder, not in its individual capacity, but solely in its capacity as Trustee, Registrar and paying agent for the Notes under the Indenture.

Section 5.07. Counterparts. The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to this Supplemental Indenture shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The exchange of copies of this Supplemental Indenture and of signature pages by PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.

* * * *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

EVERGY KANSAS CENTRAL, INC.

By	/s/ Geoffrey T. Ley
Name: Geoffrey T. Ley
Title: Vice President, Corporate Planning and Treasurer

[CORPORATE SEAL]

ATTEST:

By	/s/ Heather A. Humphrey
Name: Heather A. Humphrey
Title: Senior Vice President, General Counsel and Corporate Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By	/s/ April Bradley
Name: April Bradley
Title: Vice President

[Signature Page to Supplemental Indenture]

Exhibit A

[FORM OF NOTE]

[Global Note]

For as long as this Global Note is deposited with or on behalf of The Depository Trust Company it shall bear the following legend. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Evergy Kansas Central, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EVERGY KANSAS CENTRAL, INC.

NOTES, 4.70% SERIES DUE 2028

Interest Rate: 4.70% per annum	Principal Sum $
Maturity Date: March 13, 2028	CUSIP No. 30036F AE1
Registered Holder:

EVERGY KANSAS CENTRAL, INC., a Kansas corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the registered Holder named above or registered assigns, on the maturity date stated above, the principal sum stated above and to pay interest thereon from March 13, 2025, or from the most recent Interest Payment Date (as defined below) to which interest has been duly paid or provided for, initially on September 13, 2025, and thereafter semi-annually on March 13 and September 13 of each year (each, an “Interest Payment Date” and together, the “Interest Payment Dates”), at the interest rate stated above, until the date on which payment of such principal sum has been made or duly provided for. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered on the regular record date for such Interest Payment Date, which will be (i) the close of business on the Business Day immediately preceding such Interest Payment Date so long as all of the Notes (as defined below) remain in book-entry only form or (ii) the fifteenth calendar day, whether or not such day is a Business Day, immediately preceding such Interest Payment Date if any of the Notes do not remain in book-entry only form, except as otherwise provided in the Indenture.

The principal and interest payments on this Note will be made by the Company to the registered Holder named above. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legally tender for payment of public and private debts.

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under an Indenture, dated as of August 1, 1998, as supplemented by the First Supplemental Indenture, dated as of March 13, 2025 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instruments), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company)), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture). Reference is made to the Indenture and any supplemental indenture thereto for the provisions relating, among other things, to the respective rights of the Company, the Trustee and the Holders of the Notes, and the terms on which the Notes are authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $300,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Securities Resolution authorizing such increase. Any additional notes issued pursuant to such increase must have the same ranking, interest rate, maturity and other terms (except for the price to the public, the Original Issue Date and the first Interest Payment Date, as applicable) as the Notes. Any such additional notes, together with the Notes, will constitute a single series of Notes under the Indenture; provided that if any such additional notes are not fungible for U.S. federal income tax purposes with the Notes, such additional notes will be issued under a separate CUSIP number.

The Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points less (b) interest accrued to the date of redemption; and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Maturity Date (the “Remaining Life”); or

(2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Maturity Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Maturity Date, as applicable. If there is no United States Treasury security maturing on the Maturity Date but there are two or more United States Treasury securities with a maturity date equally distant from the Maturity Date, one with a maturity date preceding the Maturity Date and one with a maturity date following the Maturity Date, the Company shall select the United States Treasury security with a maturity date preceding the Maturity Date. If there are two or more United States Treasury securities maturing on the Maturity Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no duty to determine, or verify the calculation of, the redemption price.

Notice of redemption will be given by mail to Holders of Notes no less than 10 or more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. In the event of redemption of this Global Note in part only, a new Global Note or securities of like tenor and series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof. If less than all of the outstanding Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with the policies and procedures of DTC (or any successor thereto), provided that in the event the Notes are no longer held in the form of Global Notes, the Notes to be redeemed shall be selected by the Trustee by lot.

Interest payments for this Global Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In any case where any Interest Payment Date or date on which the principal of this Global Note is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of this Global Note is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Global Note is required to be paid.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note and (ii) the Company’s obligations under the Indenture and this Note with respect to certain covenants and related Events of Default, upon compliance by the Company with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the securities at the time outstanding of all series to be affected, considered as one class. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the securities of any series at the time outstanding, on behalf of the Holders of all securities of such series, to waive certain past defaults or Events of Default under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange, substitution or upon the registration or transfer hereof, irrespective of whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein provided.

This Note is issuable as a registered Note only, in the minimum denominations of $2,000 and integral multiples of $1,000.

As provided in the Indenture, this Note is transferable by the registered Holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose. Upon any registration of transfer, a new registered Note or Notes, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefore.

The Company, the Trustee, any paying agent and any Transfer Agent may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of or on account of the principal of (and premium, if any) and interest on this Note as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Transfer Agent Agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator or against any past, present or future stockholder, officer or member of the Board, as such, of the Company, whether by virtue of any constitution, state or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall be governed by and deemed to be a contract made under, and construed in accordance with, the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof.

All terms used in this Note which are defined in the Indenture and not defined herein shall have the meaning assigned to them in the Indenture.

This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until the certificate of authentication on the face hereof is manually signed by the Trustee.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

EVERGY KANSAS CENTRAL, INC.

By
Name:
Title:

By
Name:
Title:

Dated: __________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes of the series designated herein issued under the Indenture described herein.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By
Authorized Signatory

Dated: ________________________

ASSIGNMENT FORM

To assign this Note, fill in the form below: I or

we assign and transfer this Note to

(Print or type assignee’s name, address and zip

code) (Insert assignee’s soc. Sec. or tax I.D. No.)

and irrevocably appoint ________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.
Signature Guarantee:

Signature must be guaranteed		Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.